UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2015
Eagle Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 326-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2015 the Board of Directors (the “Board”) of Eagle Pharmaceuticals, Inc. (the “Company”) appointed David M. Pernock as a director of the Company, effective immediately. Mr. Pernock was elected to fill a vacancy on the Board and will serve as a Class I director with a term of office expiring at the Company’s 2015 Annual Meeting of Stockholders.
In connection with his election to the Company’s Board, the Company granted Mr. Pernock an option to purchase 10,000 shares of the Company’s common stock (the “Grant”) at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, which option is subject to vesting over three years and will vest in full upon a change of control of the Company. The Grant was made in lieu of the option to purchase 9,360 shares that is automatically granted to new directors pursuant to the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). Mr. Pernock’s compensation for his services as a director will otherwise be consistent with the Compensation Policy.
The Company has entered into its standard form of indemnification agreement with Mr. Pernock.

On April 13, 2015 the Company issued a press release regarding the information referenced above, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated April 13, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.
Dated: April 13, 2015
	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated April 13, 2015

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